Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Vesta Real Estate Corporation, S.A.B. de C.V.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common shares, no par value, represented by American depositary shares, or ADSs	(1)	457(r)	80,554,774	$3.4620	$278,880,627.59	0.0001381	$38,513.41

Total Offering Amounts:							$278,880,627.59		$38,513.41
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$38,513.41

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Offering Note(s)

(1)	American depositary shares issuable upon deposit of common shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-272542). Each American depositary share represents ten common shares. Includes (a) 1,050,714 ADSs, or 10,507,140 common shares, that the underwriters have the option to purchase, and (b) all common shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States, as part of the distribution. Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the registrant's Registration Statement on Form F-3 (File No. 333- 295617) on May 7, 2026, was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith. This "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" filed as Exhibit 107 to the Registration Statement in accordance with Rules 456(b) and 457(r) under the Securities Act.

Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $138.10 per $1,000,000 of the proposed maximum aggregate offering price.